Exhibit 10.1

VIVEVE, INC.

SQUARE 1 BANK

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (the “Agreement”) is entered into as of September 30, 2014, by and between Square 1 Bank (“Bank”) and VIVEVE, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1.     DEFINITIONS AND CONSTRUCTION.

1.1     Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

1.2     Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP (except for non-compliance with FAS 123R in monthly reporting). The term “financial statements” shall include the accompanying notes and schedules.

2.     LOAN AND TERMS OF PAYMENT.

2.1     Credit Extensions.

(a)     Promise to Pay. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(b)     Term Loan. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Term Loans to Borrower in an aggregate principal amount not to exceed Five Million Dollars ($5,000,000) in three tranches, as follows:

(i)     Tranche 1. Borrower shall request a Term Loan under Tranche 1 in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) as of the Closing Date. The Tranche 1 Advance shall be used to repay Borrower’s indebtedness to Oxford Finance LLC. Bank will credit any proceeds remaining after that payment to Borrower’s account with Bank.

(ii)     Tranche 2. Borrower may request a Term Loan or Term Loans under Tranche 2 in the principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000) at any time during the period beginning on the date that Borrower has provided evidence acceptable to Bank of at least 50% enrollment in the OUS Clinical Trial and ending on January 31, 2015. The proceeds of the Tranche 2 Advances shall be used for general working capital purposes and for capital expenditures.

(iii)     Tranche 3. Borrower may request a Term Loan or Term Loans under Tranche 3 in the principal amount of up to One Million Dollars ($1,000,000) at any time during the period 1) beginning on the date that Borrower has provided evidence acceptable to Bank of (a) positive interim 3-month results from the OUS Clinical Trial and (b) a favorable call with 5am Ventures related to an additional investment in Borrower and 2) ending on June 30, 2015.  The proceeds of the Tranche 3 Advances shall be used for general working capital purposes and for capital expenditures.

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(iv)     Borrowing Notice. When Borrower desires to obtain a Term Loan, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail or facsimile transmission, to be received no later than 3:30 p.m. Eastern Time on the Business Day prior to the date on which the Term Loan is to be made.  Such notice shall be substantially in the form of Exhibit C.  The notice shall be signed by an Authorized Officer.

(v)     Repayment. Interest shall accrue from the date of each Term Loan at the rate specified in Section 2.3(a) or 2.3(b), as applicable, and shall be payable monthly beginning on the first day of the month following each such Term Loan, and continuing on the first day of each month thereafter for a period of twelve (12) months (the “Interest Only Period”). The principal balance of each Term Loan that is outstanding at the end of the applicable Interest Only Period shall be payable in 30 equal monthly installments of principal, plus all accrued interest, beginning on the first day of the first month following the end of the Interest Only Period, and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts outstanding in connection with such Term Loan shall be immediately due and payable. Term Loans, once repaid, may not be reborrowed.

(vi)     Prepayment. Borrower may prepay all but not less than all of the Term Loans at any time, provided that Borrower may not reborrow any amount so prepaid, and provided further that upon any prepayment, including any prepayment required because of the occurrence of an Event of Default, Borrower shall pay, in addition to all outstanding principal and accrued interest on the Term Loans and the Final Payment, a prepayment fee equal to 2.0% of outstanding balance of the Term Loans if the prepayment occurs within 18 months of the Closing Date.

2.2     [Reserved.]

2.3     Interest Rates, Payments, and Calculations.

(a)     Term Loan Interest Rates.

(i)     Tranche 1 and Tranche 2. Except as set forth in Section 2.3(b), the principal amount outstanding for the Tranche 1 Advance and each Tranche 2 Advance shall accrue interest at a fixed per annum rate equal to the Basic Rate in effect on the date of such Tranche 1 Advance or Tranche 2 Advance, respectively, plus the Applicable Margin, not in any case less than 5.0% per annum

(ii)     Tranche 3. Except as set forth in Section 2.3(b), the principal amount outstanding for each Tranche 3 Advance shall accrue interest at a fixed per annum rate equal to the Basic Rate in effect on the date of such Tranche 3 Advance plus the Applicable Margin, not in any case less than 6.5% per annum

(b)     Late Fee; Default Rate. If any payment is not made within 15 days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) 5% of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to 5 percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c)     Payments. Interest under the Term Loans shall be due and payable on the first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Term Loans, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

(d)     Final Payment. Borrower shall make the Final Payment to Bank on account of each Term Loan on the earliest to occur of (a) the date that a Term Loan becomes due and payable, whether on the Term Loan Maturity Date or upon the occurrence of an Event of Default, or (b) the date that Borrower repays such Term Loan.

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(e)     Computation. All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

2.4     Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies, except that to the extent Borrower uses the Term Loans to purchase Collateral, Borrower’s repayment of the Term Loans shall apply on a “first-in-first-out” basis so that the portion of the Term Loans used to purchase a particular item of Collateral shall be paid in the chronological order the Borrower purchased the Collateral. After the occurrence and during the continuance of an Event of Default, Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 5:30 p.m. Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5     Fees. Borrower shall pay to Bank the following:

(a)     Facility Fee. None.

(b)     Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when they become due.

(c)     Final Payment. The Final Payment,.

2.6     Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

3.     CONDITIONS OF LOANS.

3.1     Conditions Precedent to Closing. The agreement of Bank to enter into this Agreement on the Closing Date is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, each the following items and completed each of the following requirements:

(a)     this Agreement;

(b)     an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c)     a financing statement (Form UCC-1);

(d)     an intellectual property security agreement;

(e)     payment of the fees and Bank Expenses then due specified in Section 2.5, which may be debited from any of Borrower’s accounts with Bank;

(f)     current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

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(g)     current financial statements, including audited statements (or such other level required by the Investment Agreement) for Borrower’s most recently ended fiscal year, together with an unqualified opinion, or an opinion qualified only for going concern so long as Borrower’s investors provide additional equity as needed (Bank acknowledges that receipt of the equity referred to in Section 3.1(l) satisfies this condition), company prepared consolidated balance sheets, income statements and statements of cash flows for the most recently ended month in accordance with Section 6.2, and such other updated financial information as Bank may reasonably request;

(h)     current Compliance Certificate in accordance with Section 6.2;

(i)     a ten year warrant to purchase 471,698 shares of Parent common stock at an exercise price of $0.53 per share, in form and substance satisfactory to Bank;

(j)     a Guaranty;

(k)     a Borrower Information Certificate;

(l)     evidence of Borrower’s receipt of at least $6,000,000 in gross proceeds from the sale or issuance of equity securities of Parent, which amount may include conversion into equity of $1,500,000 of Subordinated Debt of Borrower in each case on terms reasonably acceptable to Bank;

(m)     evidence of the acceptance of the Certificate of Merger by the Delaware Secretary of State filed in connection with the Merger;

(n)     a payoff letter from Oxford Finance, LLC;

(o)     evidence that Borrower has deposited at least 50% of its Cash in accounts maintained with Bank; and

(p)     such other documents or certificates, and completion of such other matters, as Bank may reasonably request.

3.2     Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is contingent upon the Borrower’s compliance with Section 3.1 above, and is further subject to the following conditions:

(a)     timely receipt by Bank of the Loan Advance/Paydown Request Form as provided in Section 2.1;

(b)     in Bank’s sole discretion, there has not been a Material Adverse Effect; and

(c)     the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Loan Advance/Paydown Request Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

4.     CREATION OF SECURITY INTEREST.

4.1     Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except for Permitted Liens or as disclosed in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Borrower also hereby agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of the Intellectual Property Collateral. Notwithstanding any termination of this Agreement or of any filings undertaken related to Bank’s rights under the Code, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

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4.2     Perfection of Security Interest. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, Borrower shall take such steps as Bank reasonably requests for Bank to (i) subject to Section 7.10 below, obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, and (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Borrower from time to time may deposit with Bank specific cash collateral to secure specific Obligations; Borrower authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding. Borrower shall take such other actions as Bank requests to perfect its security interests granted under this Agreement.

5.     REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1     Due Organization and Qualification. Borrower and each Subsidiary is duly existing under the laws of the state in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

5.2     Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.

5.3     Collateral. Borrower has rights in or the power to transfer the Collateral, and, except as included on Schedule 5.3, its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. Other than movable items of personal property such as laptop computers, all Collateral having an aggregate book value in excess of $100,000 is located solely in the Collateral States. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of the Borrower’s Cash is maintained or invested with a Person other than Bank or Bank’s affiliates.

5.4     Intellectual Property Collateral. Borrower’s Intellectual Property Collateral is set forth on Schedule 5.4 hereto. Borrower is the sole owner of the Intellectual Property Collateral, except for licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property Collateral violates the rights of any third party except to the extent such claim would not reasonably be expected to cause a Material Adverse Effect.

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5.5     Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

5.6     Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect.

5.7     No Material Adverse Change in Financial Statements. All consolidated and to the extent prepared by Borrower, consolidating financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated and to the extent prepared by Borrower, consolidating financial condition as of the date thereof and Borrower’s consolidated and to the extent prepared by Borrower, consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated and to the extent prepared by Borrower, consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

5.8     Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

5.9     Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has not violated any statutes, laws, ordinances or rules applicable to it, the violation of which would reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect.

5.10     Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.11     Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

5.12     Inbound Licenses. Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any material license or other agreement important for the conduct of Borrower’s business that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property important for the conduct of Borrower’s business, other than this Agreement or the other Loan Documents.

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5.13     Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading in light of the circumstances in which they were made, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6.     AFFIRMATIVE COVENANTS.

Borrower covenants that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

6.1     Good Standing and Government Compliance. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in the respective states of formation, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the state in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

6.2     Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (i) as soon as available, but in any event within 30 days after the end of each calendar month, a company prepared consolidated (and to the extent prepared by Borrower, consolidating) balance sheet, income statement, and statement of cash flows covering Borrower’s operations during such period, together with an aging of accounts receivable and payable, each in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within 180 days after the end of Borrower’s fiscal year, audited (or such other level as is required by the Investment Agreement) financial statements of Parent, consolidating Borrower’s financial information, prepared in accordance with GAAP, consistently applied, together with an opinion which is either unqualified or qualified only for going concern on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) annual budget approved by Borrower’s Board of Directors as soon as available but not later than January 15th of each year during the term of this Agreement; (iv) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed by Parent with the Securities and Exchange Commission (the “SEC”), provided, however, that any report, including Parent’s reports on Forms 10-K and 10-Q, required to be filed by Parent with the SEC pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be deemed to have been delivered to Bank so long as such reports are available for viewing either at Parent’s website or at the SEC’s website, www.sec.gov; (v) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (vi) promptly upon receipt, each management letter prepared by Parent’s independent certified public accounting firm regarding Parent’s management control systems; (vii) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time; and (viii) within 30 days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s Intellectual Property Collateral, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of any Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement.

(a)     Within 30 days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto.

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(b)     As soon as possible and in any event within 3 calendar days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

(c)     Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, inspect, audit and appraise the Collateral at Borrower’s expense in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

(d)     Upon Bank’s request, updates as to any of Borrower’s clinical trials in detail reasonably acceptable to Bank.

Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. Borrower shall include a submission date on any certificates and reports to be delivered electronically.

6.3     Inventory and Equipment; Returns. Borrower shall keep all Inventory and Equipment in good and merchantable condition, free from all material defects except for Inventory and Equipment (i) sold in the ordinary course of business, and (ii) for which adequate reserves have been made, in all cases in the United States and such other locations as to which Borrower gives prior written notice. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving inventory having a book value of more than $100,000.

6.4     Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower or such Subsidiary.

6.5     Insurance. Borrower, at its expense, shall (i) keep the Collateral insured against loss or damage, and (ii) maintain liability and other insurance, in each case as ordinarily insured against by other owners in businesses similar to Borrower’s. All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least 20 days notice to Bank before canceling its policy for any reason. Within 30 days of the Closing Date, Borrower shall cause to be furnished to Bank a copy of its policies or certificate of insurance including any endorsements covering Bank or showing Bank as an additional insured. Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. Proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest, provided that if an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.

6.6     Primary Depository. Borrower shall maintain its primary investment accounts with Bank or Bank’s affiliates; provided that prior to maintaining any investment accounts with Bank’s affiliates, Borrower, Bank, and any such affiliate shall have entered into a securities account control agreement with respect to any such investment accounts, in form and substance satisfactory to Bank. Borrower shall open and fund its account with Bank or its Affiliate before the Closing Date with at least half of Borrower’s Cash, and shall have 30 days after the Closing Date to move substantially all of the rest of its Cash to Bank or its Affiliate.

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6.7     Financial Covenants. Borrower shall satisfy the following covenants and meet the following milestones:

(a)     Performance to Plan. Beginning with the month ending September 30, 2015, the two-month period ending October 31, 2015, the three-month period ending November 30, 2015, and measured on a trailing three-month basis thereafter, Borrower shall achieve Revenue of not less than 80% of that set forth on the attachment to the Schedule hereto. Borrower shall deliver to Bank updated projections approved by Borrower’s Board of Directors for the next fiscal year not less than 30 days prior to the end of Borrower’s current fiscal year.

(b)     OUS Clinical Trial Milestones.

(i)     Receive by March 31, 2015 evidence of full enrollment in the OUS Clinical Trial.

(ii)     Receive by April 30, 2015 evidence of positive 3-month interim data in the OUS Clinical Trial.

(iii)     Receive by January 31, 2016 evidence of positive results from the OUS Clinical Trial.

(c)     Minimum Equity Event. Receive New Equity in an amount mutually acceptable to the Board of Borrower and Bank no later than October 31, 2015.

6.8     Registration of Intellectual Property Rights.

(a)     Borrower shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any.

(b)     Borrower shall (i) give Bank not less than 15 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed; (ii) prior to the filing of any such applications or registrations, execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower; (iii) upon the request of Bank, either deliver to Bank or file such documents simultaneously with the filing of any such applications or registrations; (iv) upon filing any such applications or registrations, promptly provide Bank with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and the date of such filing.

(c)     Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect and maintain the perfection and priority of Bank’s security interest in the Intellectual Property Collateral.

(d)     Borrower shall use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of the trade secrets, Trademarks, Patents and Copyrights, (ii) detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

(e)     Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section 6.8 to take but which Borrower fails to take, after 15 days’ notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.8.

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6.9     Consent of Inbound Licensors. Prior to entering into or becoming bound by any material inbound license or agreement, Borrower shall: (i) provide written notice to Bank of the material terms of such license or agreement with a description of its likely impact on Borrower’s business or financial condition; and (ii) in good faith use commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for Borrower’s interest in such licenses or contract rights to be deemed Collateral and for Bank to have a security interest in it which might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future, provided, however, that the failure to obtain any such consent or waiver shall not constitute a default under this Agreement.

6.10     Creation/Acquisition of Subsidiaries. In the event Borrower or any Subsidiary of Borrower creates or acquires any Subsidiary, Borrower or such Subsidiary shall promptly notify Bank of such creation or acquisition, and Borrower or such Subsidiary shall take all actions reasonably requested by Bank to achieve any of the following with respect to such “New Subsidiary” (defined as a Subsidiary formed after the date hereof during the term of this Agreement):  (i) to cause New Subsidiary to become either a co-Borrower hereunder, if such New Subsidiary is organized under the laws of the United States, or a secured guarantor with respect to the Obligations; and (ii) to grant and pledge to Bank a perfected security interest in 100% of the stock, units or other evidence of ownership held by Borrower or its Subsidiaries of any such New Subsidiary which is organized under the laws of the United States, and 65% of the stock, units or other evidence of ownership held by Borrower or its Subsidiaries of any such New Subsidiary which is not organized under the laws of the United States.

6.11     Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.     NEGATIVE COVENANTS.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without Bank’s prior written consent, which shall not be unreasonably withheld:

7.1     Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or move cash balances on deposit with Bank to accounts opened at another financial institution, other than Permitted Transfers.

7.2     Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the state of Borrower’s formation or relocate its chief executive office without 30 days prior written notification to Bank; replace its chief executive officer or chief financial officer without delivering written notification to Bank within 10 days following the resignation or other termination of the chief executive officer or chief financial officer; fail to appoint an interim replacement or fill a vacancy in the position of chief executive officer or chief financial officer for more than 45 consecutive days; or suffer the resignation of one or more directors from its board of directors in anticipation of the Borrower’s insolvency without the prior written consent of Bank,. which may be withheld in Bank's sole discretion, take action to liquidate, wind up, or otherwise cease to conduct business in the ordinary course; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; have a Change in Control.

7.3     Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (a) each of the following conditions is applicable: (i) the consideration paid in connection with such transactions (including assumption of liabilities) does not in the aggregate exceed $100,000 during any fiscal year, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a Change in Control, and (iv) Borrower is the surviving entity; or (b) the Obligations are repaid in full concurrently with the closing of any merger or consolidation of Borrower in which Borrower is not the surviving entity; provided, however, that Borrower shall not, without Bank’s prior written consent, enter into any  binding contractual arrangement with any Person to attempt to facilitate a merger or acquisition of Borrower, unless (i) no Event of Default exists when such agreement is entered into by Borrower, (ii)  such agreement does not give such Person the right to claim any fee, payment or damages from any parties, other than from Borrower or Borrower's investors, in connection with a sale of Borrower's stock or assets pursuant to or resulting from an assignment for the benefit of creditors, an asset turnover to Borrower's creditors (including, without limitation, Bank), foreclosure, bankruptcy or similar liquidation, and (iii) Borrower notifies Bank in advance of entering into such an agreement (provided, the failure to give such notification shall not be deemed a material breach of this Agreement).

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7.4     Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Bank.

7.5     Encumbrances. Create, incur, assume or allow any Lien with respect to its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person (other than (i) the licensors of in-licensed property with respect to such property or (ii) the lessors of specific equipment or lenders financing specific equipment with respect to such leased or financed equipment) that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property.

7.6     Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may (i) repurchase the stock of former employees or directors pursuant to stock repurchase agreements in an aggregate amount not to exceed $150,000 in any fiscal year, so long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, and (ii) repurchase the stock of former employees or directors pursuant to stock repurchase agreements in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees or directors to Borrower regardless of whether an Event of Default exists.

7.7     Investments. Directly or indirectly acquire or own an Investment in, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or maintain or invest any of its investment property with a Person other than Bank or permit any Subsidiary to do so unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.8     Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9     Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision affecting Bank’s rights contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10     Inventory and Equipment. Store the Inventory or the Equipment of a book value in excess of $100,000 with a bailee, warehouseman, collocation facility or similar third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business and for movable items of personal property having an aggregate book value not in excess of $100,000, and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 and such other locations of which Borrower gives Bank prior written notice and as to which Bank is able to take such actions as may be necessary to perfect its security interest or to obtain a bailee’s acknowledgment of Bank’s rights in the Collateral.

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7.11     No Investment Company; Margin Regulation. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

8.     EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1     Payment Default. If Borrower fails to pay any of the Obligations when due;

8.2     Covenant Default.

(a)     If Borrower fails to perform any obligation under Sections 6.2 (financial reporting), 6.4 (taxes), 6.5 (insurance), 6.6 (primary accounts) or 6.7 (financial covenants), or violates any of the covenants contained in Article 7 of this Agreement; or

(b)     If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within 10 days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the 10 day period or cannot after diligent attempts by Borrower be cured within such 10 day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

8.3     Material Adverse Change. If there occurs any circumstance or any circumstances which would reasonably be expected to have a Material Adverse Effect;

8.4     Attachment. If any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 20 days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be made during such cure period);

8.5     Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 30 days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

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8.6     Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties (a) resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000, (b) in connection with any lease for real property related to the Borrower’s principal place of business which results in the ability of the landlord to terminate such lease, or (c) that would reasonably be expected to have a Material Adverse Effect;

8.7     Judgments. If a final, uninsured judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $100,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 45 days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or

8.8     Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

9.     BANK’S RIGHTS AND REMEDIES.

9.1     Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a)     Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 (insolvency), all Obligations shall become immediately due and payable without any action by Bank);

(b)     Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(c)     Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d)     Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e)     Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

(f)     Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

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(g)     Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale;

(h)     Bank may credit bid and purchase at any public sale;

(i)     Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and

(j)     Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9.2     Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) enter into a short-form intellectual property security agreement consistent with the terms of this Agreement for recording purposes only or modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; and (h) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clauses (g) and (h) above, regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

9.3     Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4     Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

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9.5     Bank’s Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.6     No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

9.7     Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

9.8     Demand; Protest. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

10.     NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:                                      VIVEVE, INC.

150 Commercial Street

Sunnyvale, CA 94086

Attn: Scott C. Durbin, CFO

FAX: (408) 530-1919

With a copy to:                                    Richardson & Patel, LLP

1100 Glendon Avenue

Suite 850

Los Angeles, CA 90024

Attn: Kevin Friedmann, Esq.

FAX: (310) 208-1154

If to Bank:                                             Square 1 Bank

406 Blackwell Street, Suite 240

Durham, North Carolina 27701

Attn: Loan Operations Manager

FAX: (919) 314-3080

with a copy to:                                     Square 1 Bank

500 Second Street, Second Floor

San Francisco, CA 94107

Attn: Ben Colombo

FAX: (___) _______________

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The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Jurisdiction shall lie in the State of California. All disputes, controversies, claims, actions and similar proceedings arising with respect to Borrower’s account or any related agreement or transaction shall be brought in the Superior Court of San Mateo County, California or the United States District Court for the Northern District of California, except as provided below with respect to arbitration of such matters. BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. If the jury waiver set forth in this Section 11 is not enforceable, then any dispute, controversy, claim, action or similar proceeding arising out of or relating to this Agreement, the Loan Documents or any of the transactions contemplated therein shall be settled by final and binding arbitration held in San Mateo County, California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with those rules. The arbitrator shall apply California law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section. The costs and expenses of the arbitration, including without limitation, the arbitrator’s fees and expert witness fees, and reasonable attorneys’ fees, incurred by the parties to the arbitration may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

12.     GENERAL PROVISIONS.

12.1     Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

12.2     Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

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12.3     Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4     Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5     Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing and executed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.

12.6     Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in Portable Document Format (“PDF”), or any similar format, shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.

12.7     Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make any Credit Extension to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

12.8     Confidentiality. In handling any confidential information, Bank and Borrower and all employees and agents of each such party shall exercise the same degree of care that such party exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) in the case of Bank, to the subsidiaries or Affiliates of Bank or Borrower in connection with their present or prospective business relations with Borrower, (ii) in the case of Bank, to prospective transferees or purchasers of any interest in the Credit Extensions, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) in the case of Bank, as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of the receiving party when disclosed to such party, or becomes part of the public domain after disclosure to such receiving party through no fault of such receiving party; or (b) is disclosed to such receiving party by a third party, provided the receiving party does not have actual knowledge that such third party is prohibited from disclosing such information. Bank acknowledges and agrees that Parent may be required to report or otherwise disclose the entry into this Agreement, and file this Agreement and any exhibits and schedules hereto as exhibits to any such reports or disclosure documents, pursuant to the requirements of the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, and that this Agreement and its exhibits and schedules would not constitute confidential information hereunder in such event.

[SIGNATURE PAGE FOLLOWS.]

17.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

VIVEVE, INC.

By:	/s/Scott Durbin

Name:	Scott Durbin

Title:	CFO

SQUARE 1 BANK

By:	/s/Ben Colombo

Name:	Ben Colombo

Title:	Sr. Vice President

1.

EXHIBIT A

DEFINITIONS

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and general partners.

“Applicable Margin” means 4.0% as to Tranche 1 Term Advances and Tranche 2 Term Advances; and 5.5% as to Tranche 3 Term Advances.

“Authorized Officer” means someone designated as such in the corporate resolution provided by Borrower to Bank in which this Agreement and the transactions contemplated hereunder are authorized by Borrower’s board of directors. If Borrower provides subsequent corporate resolutions to Bank after the Closing Date, the individual(s) designated as “Authorized Officer(s)” in the most-recently provided resolution shall be the only “Authorized Officers” for purposes of this Agreement.

“Bank Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses, whether generated in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Basic Rate” is the per annum rate of interest (based on a year of 360 days) equal to the U.S. Treasury note yield to maturity for a term equal to 36 months as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” on the Funding Date. (In the event Release H.15 is no longer published, Bank shall select a comparable publication to determine the U.S. Treasury note yield to maturity.)

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of North Carolina are authorized or required to close.

“Cash” means unrestricted cash and cash equivalents.

“Change in Control” shall mean a transaction other than a bona fide equity financing or series of financings on terms and from investors reasonably acceptable to Bank in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

“Closing Date” means the date of this Agreement.

1.

“Code” means the Uniform Commercial Code as amended or supplemented from time to time.

“Collateral” means the property described on Exhibit B attached hereto and all Negotiable Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, §9406 and §9408 of the Code), (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, (iii) constitutes the capital stock of a controlled foreign corporation (as defined in the IRC), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote, or (iv) property (including any attachments, accessions or replacements) that is subject to a Lien that is permitted pursuant to clause (c) of the definition of Permitted Liens, if the grant of a security interest with respect to such property pursuant to this Agreement would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder, provided, that such property will be deemed "Collateral" hereunder upon the termination and release of such Permitted Lien.

“Collateral State” means the state or states where the Collateral is located, which is California.

“Compliance Certificate” means a compliance certificate, in substantially the form of Exhibit E attached hereto, executed by a Responsible Officer of the Borrower.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit Extension” means each Term Loan or any other extension of credit by Bank, to or for the benefit of Borrower hereunder.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

“Final Payment” means a payment (i) with respect to Tranche and Tranche 2, an amount equal to 6.8% of the aggregate original principal amount of the Tranche 1 Term Advances and Tranche 2 Term Advances, respectively and (ii) with respect to Tranche 3, an amount equal to 3.5% of the aggregate original principal amount of the Tranche 3 Term Advances.

2.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States.

“Guaranty” means the guaranty by Parent of even date for the benefit of Bank.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations, including but not limited to any sublimit contained herein.

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property Collateral” means all of Borrower’s right, title, and interest in and to the following:

(a)     Copyrights, Trademarks and Patents;

(b)     Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)     Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d)     Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)     All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f)     All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g)     All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Inventory” means all present and future inventory in which Borrower has any interest.

“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Investment Agreement” means, collectively, Borrower’s stock purchase and other agreement(s) pursuant to which Borrower most recently issued its preferred stock.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the operations, business or financial condition of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents, or (iii) Borrower’s interest in, or the value, perfection or priority of Bank’s security interest in the Collateral.

3.

“Merger” is the merger consummated pursuant to the Agreement and Plan of Merger by and among Viveve, Inc., PLC Systems, Inc. and PLC Systems Acquisition Corporation dated as of May 9, 2014.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

“New Equity” means cash proceeds received from the sale or issuance of Parent’s equity or Subordinated Debt securities.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

“OUS Clinical Trial” means the VIVEVE I Clinical Study - Viveve Treatment of the Vaginal Introitus to Evaluate Efficacy - being conducted in Europe and Canada.

“Parent” means Viveve Medical, Inc. (formerly, PLC Systems, Inc.), a Yukon Territory corporation, of which Borrower is a wholly-owned subsidiary.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Indebtedness” means:

(a)     Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b)     Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c)     Indebtedness not to exceed $100,000 in the aggregate at any time secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed at the time it is incurred the lesser of the cost or fair market value of the property financed with such Indebtedness;

(d)     Subordinated Debt;

(e)     Indebtedness to trade creditors incurred in the ordinary course of business; and

(f)     Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means:

(a)     Investments existing on the Closing Date disclosed in the Schedule;

(b)     (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one year from the date of investment therein, and (iv) Bank’s money market accounts; (v) Investments in regular deposit or checking accounts held with Bank or as otherwise permitted by, and subject to the terms and conditions of, Section 6.6 of this Agreement; and (vi) Investments consistent with any investment policy adopted by the Borrower’s board of directors;

4.

(c)     Investments accepted in connection with Permitted Transfers;

(d)     Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $100,000 in the aggregate in any fiscal year;

(e)     Investments not to exceed $100,000 outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;

(f)     Investments in unfinanced capital expenditures in any fiscal year, not to exceed $100,000;

(g)     Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(h)     Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary;

(i)     Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year; and

(j)     Investments permitted under Section 7.3.

“Permitted Liens” means the following:

(a)     Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Credit Extensions) or arising under this Agreement, the other Loan Documents, or any other agreement in favor of Bank;

(b)     Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves;

(c)     Liens not to exceed $100,000 in the aggregate at any time (i) upon or in any Equipment (other than Equipment financed by a Credit Extension) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, in each case provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d)     Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

5.

(e)     Liens securing Subordinated Debt; and

(f)     Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.4 (attachment) or 8.7 (judgments);

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:

(a)     Inventory in the ordinary course of business;

(b)     licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;

(c)     worn-out, surplus or obsolete Equipment not financed with the proceeds of Credit Extensions unless Borrower receives the written consent of Bank;

(d)     grants of security interests and other Liens that constitute Permitted Liens; and

(e)     other assets of Borrower or its Subsidiaries that do not in the aggregate exceed $[250,000] during any fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, Vice President of Finance and the Controller of Borrower, as well as any other officer or employee identified as an Authorized Officer in the corporate resolution delivered by Borrower to Bank in connection with this Agreement.

“Revenue” means revenue recognized in accordance with GAAP.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“SOS Reports” means the official reports from the Secretaries of State of each Collateral State, the state where Borrower’s chief executive office is located, the state of Borrower’s formation and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

“Term Loan” or “Term Loans” are cash advances made under Section 2.1.

“Term Loan Maturity Date” means, as to each Term Loan, the date that is 42 months after the date of such Term Loan.

6.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Tranche” means any of Tranche 1, Tranche 2, or Tranche 3.

“Tranche 1” has the meaning assigned in Section 2.1(i).

“Tranche 1 Term Advance” means the Term Loan made under Tranche 1.

“Tranche 2” has the meaning assigned in Section 2.1(i).

“Tranche 2 Term Advance” or “Tranche 2 Term Advances” means the Term Loan or Term Loans made under Tranche 2.

“Tranche 3” has the meaning assigned in Section 2.1(i).

“Tranche 3 Term Advance” or “Tranche 3 Term Advances” means the Term Loan or Term Loans made under Tranche 3.

7.

DEBTOR	VIVEVE, INC.

SECURED PARTY:	SQUARE 1 BANK

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)     all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), financial assets, general intangibles (including patents, trademarks, copyrights, goodwill, payment intangibles, domain names and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)     any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions.

EXHIBIT C

LOAN ADVANCE / PAYDOWN REQUEST FORM

[Please refer to New Borrower Kit]

EXHIBIT D

COMPLIANCE CERTIFICATE

[Please refer to New Borrower Kit]

SCHEDULE OF EXCEPTIONS

PERMITTED INDEBTEDNESS

Indebtedness to trade creditors incurred in the ordinary course of business totaling $201,869 on September 26, 2014.

PERMITTED INVESTMENTS

None

PERMITTED LIENS

None

SCHEDULE 5.3

COLLATERAL

Until repayment in full of the loan provided to the Company pursuant to that certain Loan and Security Agreement dated as of April 19, 2012 among Oxford Finance LLC, as collateral agent for various lenders (the “Lenders”), and the Company, the Collateral will be subject to a lien in favor of the Lenders.

SCHEDULE 5.4

INTELLECTUAL PROPERTY SCHEDULE

Summary of Patent Applications being managed by ShayGlenn LLP

Our file	Title	Application No.	Filing Date	National phase date	Publication No.	Publication Date	Patent No.	Issue Date	Status
10095-701.101	VAGINAL REJUVENATION TREATMENT DEVICE AND METHODS	60/743,247	February 7, 2006						Closed
10095-701.201	VAGINAL REMODELING DEVICE AND METHODS	11/704,067	February 7, 2007		US-2007-0233191-A1	October 4, 2007			Published
10095-701.601	VAGINAL REMODELING DEVICE AND METHODS	PCT/US2007/003542	February 7, 2007		WO 2007/092610	August 16, 2007			Closed
10095-702.100	VAGINAL REMODELING DEVICE AND METHODS	61/243,686	September 18, 2009						Closed
10095-702.200	VAGINAL REMODELING DEVICE AND METHODS	12/884,108	September 16, 2010		US-2011-0178584-A1	July 21, 2011			Published
10095-702.600	VAGINAL REMODELING DEVICE AND METHODS	PCT/US2010/049045	September 16, 2010		WO 2011/034986	March 24, 2011			Closed
10095-702.AU0	VAGINAL REMODELING DEVICE AND METHODS	2010295586	September 16, 2010	March 20, 2012					Pending
10095-702.BR0	VAGINAL REMODELING DEVICE AND METHODS	BR 11 2012 006059 7	September 16, 2010	March 16, 2012					Pending
10095-702.CA0	VAGINAL REMODELING DEVICE AND METHODS	2,774,265	September 16, 2010	March 14, 2012					Pending
10095-702.CN0	VAGINAL REMODELING DEVICE AND METHODS		September 16, 2010						Unfiled
10095-702.EP0	VAGINAL REMODELING DEVICE AND METHODS	10817805.4	September 16, 2010	March 30, 2012	2477695	July 25, 2012			Published
10095-702.HK0	VAGINAL REMODELING DEVICE AND METHODS	10817805.4	September 16, 2010	August 22, 2012	2477695	July 25, 2012			Published
10095-702.IN0	VAGINAL REMODELING DEVICE AND METHODS	2321/DELNP/2012	September 16, 2010	March 16, 2012					Pending
10095-702.JP0	VAGINAL REMODELING DEVICE AND METHODS	2012-529890	September 16, 2010	March 16, 2012	2013-505069	February 14, 2013			Published
10095-702.KR0	VAGINAL REMODELING DEVICE AND METHODS	10-2012-7009840	September 16, 2010	April 17, 2012	10-2012-0100921	September 12, 2012			Published
10095-702.TW0	VAGINAL REMODELING DEVICE AND METHODS	099133093	September 29, 2010		201212879	April 1, 2012			Published

616

DOCKET SUMMARY from Law Offices of Albert Wai-Kit Chan, PLLC

OUR DOCKET	SUBJECT MATTER	DEADLINES / STATUS
1595	General Matters

September 9, 2011: Slides and other information sent by client.

September 12, 2011: Conference call.

September 13, 2011: File histories sent by Jim Shay.

September 22, 2011: Conference call. S. Lopez sent clarification of changes between generations 1 and 2 of invention.

September 29, 2011: Conference call.

October 2, 2011: Conference call.

November 28, 2011: Conference call.

December 2, 2011: Portfolio Status sent.

December 13, 2011: Portfolio Status and filing strategy sent.

December 16, 2011: Conference call regarding overall filing strategy.

March 13, 2012: Meeting with client at Viveve.

December 20, 2012: Conference call regarding Hong Kong Short-term patent applications.

February 20, 2013: Teleconference with P. Scheller on PCT, US and TW filings.

March 7, 2013: Teleconference with P. Scheller on assignments and filing strategy.

April 09, 2013: Teleconference with P. Scheller and S. Durbin on assignments and IP procurement.

December 19, 2013: Sent Patent Log per client’s request.

January 10, 2014: Teleconference with P. Scheller.

April 2, 2014: Sent Patent Log per client’s request.

July 10, 2014: Teleconference with P. Scheller on national stage filings for 1614-A-PCT.

	Docket Summary & Action List	July 14, 2014: Last Docket summary sent. September 22, 2014: Current Docket Summary.

1595-A	Company name (in Chinese) and related issues	March 15, 2012: Client decided on Chinese name (女康乐公司).

1595-B	Ownership/Assignment/ Agreement

March 29, 2012: Draft assignments sent to client for execution.

April 19, 2012: Followed up with client regarding execution of assignments.

April 23, 2012: Client placed hold on docket.

January 22, 2013: Client sent executed assignments (D. Galen to Viveve and Viveve employees to Viveve).

March 04, 2013: Client sent executed assignments (Stellartech to Viveve and Stellartech employeess to Stellartech). Assignment from Stellartech to Viveve did not contain the verbiage as proposed.

March 06, 2013: Raised assignment issues for client to follow up.

March 07, 2013: Client sent documents and agreements related to Dr. J. Parmer; Teleconference with client on assignments.

March 12, 2013: Asked client to address two assignment issues.

March 13, 2013: Client sent executed assignment (Stellartech to Viveve) containing the verbiage as proposed.

April 11, 2013: Sent draft assignment (J. Parmer to Viveve) to client.

October 08, 2013: Client informed that it would be difficult to obtain assignment from Dr. Parmer.

March 31, 2014: Client asked for assistance in evaluating a merger agreement with regard to intellectual property.

1609	Intellectual Property Agreement with a Chinese partner

November 27, 2011: Received instructions from client to draft agreement re status of partner (Donna Bella) in China to defend IP.

November 28, 2011: Draft sent to client.

December 1, 2011: Updated draft sent to client; Client needed nothing more.

July 08, 2013: Client requested to send the draft agreement; Sent draft to client.

July 12, 2013: Client indicated the previous draft agreement has not been sent to Donna Bella.

1625-TM-CN

Chinese Trademark Application for 女康乐, Application No. 10892459 for International Class 10; Application No. 10892458 for International Class 41; Application No. 10892457 for International Class 44, All Filed May 10, 2012

STATUS: REGISTERED

August 14, 2013: Trademark registered.

October 18, 2013: Sent Certificate to client.

August 13, 2023: Trademark expires.

DEADLINE:

February 13, 2023 - February 13, 2024: File renewal for Trademark.

1601-0-(US)	VAGINAL REMODELING DEVICE AND METHODS, U.S. Serial No. 11/704,067, Filed February 07, 2007, which claims benefit of U.S. Serial No. 60/743,247, Filed February 07, 2006

STATUS: PENDING (Prosecuted by client)

February 07, 2007: Application filed.

October 04, 2007: Application published as US20070233191A1.

April 15, 2011: Request for Continued Examination filed.

February 13, 2014: Office Action issued.

June 09, 2014: Response filed.

August 08, 2014: Office Action issued.

[OA indicates there are allowable subject matters (method)]

DEADLINES:

November 08, 2014: File Response to Office Action

February 08, 2015 (abs): File Response to Office Action

1601-(US)

VAGINAL REMODELING DEVICE AND METHODS, U.S. Serial No. 12/884,108,

Filed September 16, 2010, which claims benefit of U.S. Serial No. 61/243,686, Filed September 18, 2009

Inventors:

Jonathan B. PARMER, Ian F. SMITH, Chun-Chih CHENG, Patrick Karl HOWE, Sean Yasuo SULLIVAN, Jerome JACKSON, Stanley LEVY, Jr., Sherree Leigh LUCAS, Steven Marc LOPEZ

STATUS: PENDING (Prosecuted by client)

September 16, 2010: Application filed.

July 21, 2011: Application published as US20110178584A1.

February 6, 2014: final Office Action issued.

June 6, 2014: Response filed.

June 26, 2014: Advisory Action issued.

August 05, 2014: Response and Request for Continued Examination filed.

August 27, 2014: Office Action issued.

DEADLINES:

November 27, 2014: File Response to Office Action

February 27, 2015 (abs): File Response to Office Action

1601-(PCT)

VAGINAL REMODELING DEVICE AND METHODS, International Application No. PCT/US2010/049045, Filed September 16, 2010, which claims benefit of U.S. Serial No. 61/243,686, Filed September 18, 2009

Inventors:

Jonathan B. PARMER, Ian F. SMITH, Chun-Chih CHENG, Patrick Karl HOWE, Sean Yasuo SULLIVAN, Jerome JACKSON, Stanley LEVY, Jr., Sherree Leigh LUCAS, Steven Marc LOPEZ

STATUS: EXPIRED September 16, 2010: Application filed. March 24, 2011: Application published as WO2011/034986.

1601-PCT-(AU)	VAGINAL REMODELING DEVICE AND METHODS, Australian Application No. 2010295586, filed March 20, 2012, National Stage of International Application No. PCT/US2010/049045	STATUS: PENDING (Prosecuted by client) March 20, 2012: National application filed. April 12, 2012: Application published as AU2010295586.

1601-PCT-(BR)	VAGINAL REMODELING DEVICE AND METHODS, Brazilian Application No. BR11 2012 006059 7, filed September 16, 2010, National Stage of International Application No. PCT/US2010/049045	STATUS: PENDING (Prosecuted by client)

1601-PCT-(CA)	VAGINAL REMODELING DEVICE AND METHODS, Canadian Application No. 2,774,265, filed March 14, 2012, National Stage of International Application No. PCT/US2010/049045	STATUS: PENDING (Prosecuted by client) March 14, 2012: National application filed. *Application published as CA2774265.

1601-PCT-CN	VAGINAL REMODELING DEVICE AND METHODS (修改阴道组织的仪器和方法), Chinese Application No. 201080049557.4, Filed May 18, 2012, National stage of International Application No. PCT/US2010/049045

STATUS: PENDING

March 16, 2012: English application filed.

March 21, 2012: Reported filing of English application.

May 02, 2012: Chinese application filed.

May 18, 2012: Reported filing of Chinese application.

May 24, 2012: Copy of filed Request for Examination sent to client.

October 15, 2012: Notice of International Applications Entering the National Phase issued.

October 16, 2012: Notice reported to client.

March 13, 2013: Application published as CN102971047A.

March 20, 2013: Notice of Publication and Entry into Substantive Examination issued.

October 08, 2013: Client informed that it would be difficult to obtain assignment from Dr. Parmer.

April 08, 2014: Request for updating applicant’s address filed and reported to client.

April 22, 2014: Notice of Granting Request for Changing Applicant's Address issued; reported to client.

Potential assignment issue with J. Parmer

Waiting for Office Action

1601-PCT-(EP)	VAGINAL REMODELING DEVICE AND METHODS, European Application No. 2010817805, filed March 30, 2012, National Stage of International Application No. PCT/US2010/049045	STATUS: PENDING (Prosecuted by client) March 30, 2012: National application filed. July 25, 2012: Application published as EP2477695.

1601-PCT-EP-(HK)

VAGINAL REMODELING DEVICE AND METHODS, Hong Kong Standard Patent Application No. 12108243.4, Filed

August 22, 2012, corresponding to European Application No. 2010817805, filed March 30, 2012, National Stage of International Application No. PCT/US2010/049045

STATUS: PENDING (Prosecuted by client) August 22, 2012: HK application filed. December 07, 2012: Application published as HK1167590.

1601-PCT-(IN)	VAGINAL REMODELING DEVICE AND METHODS, Indian Application No. 2321/DELNP/2012, filed September 16, 2010, National Stage of International Application No. PCT/US2010/049045	STATUS: PENDING (Prosecuted by client)

1601-PCT-(JP)	VAGINAL REMODELING DEVICE AND METHODS, Japanese Application No. 2012-529890, filed March 16, 2012, National Stage of International Application No. PCT/US2010/049045	STATUS: PENDING (Prosecuted by client) March 16, 2012: National application filed. February 14, 2013: Application published as JP2013-505069.

1601-PCT-(KR)	VAGINAL REMODELING DEVICE AND METHODS, Korean Application No. 10-2012-7009840, filed April 17, 2012, National Stage of International Application No. PCT/US2010/049045	STATUS: PENDING (Prosecuted by client) April 17, 2012: National application filed. September 12, 2012: Application published as KR10-2012-0100921.

1601-(TW)	VAGINAL REMODELING DEVICE AND METHODS, Taiwan Application No. 099133093, Filed September 29, 2010, which claim priority of International Application No. PCT/US2010/049045	STATUS: PENDING (Prosecuted by client) September 29, 2010: Application filed. April 01, 2012: Application published as TW201212879.

1602-CN-U	VAGINAL REMODELING DEVICE (一种修复女性阴道组织的治疗器), Chinese Utility Model Application No. 201220099603.8, Filed March 16, 2012 Inventors: Jerome JACKSON; Steven Marc LOPEZ; Ian F. SMITH; Srihari YAMANOOR

STATUS: PATENTED

December 27, 2012: Notice of Grant issued.

April 10, 2013: Patent Certificate issued.

March 13, 2014: Reminded client on Annuity.

March 16, 2022: Patent expires.

DEADLINE:

March 16, 2015: Annuity.

1602-HK

VAGINAL REMODELING DEVICE (一种修复女性阴道组织的治疗器), Hong Kong Short-term Patent App’l No. 13102976.9, filed March 11, 2013, which claims the priority of Chinese Utility Model App’l No. 201220099603.8, filed March 16, 2012

Inventors:

Jerome JACKSON; Steven Marc LOPEZ; Ian F. SMITH; Srihari YAMANOOR

STATUS: PATENTED

May 31, 2013: Notice of Publication of the Short-term Patent issued; Reported to client.

June 28, 2013: Patent published; Certificate of Grant of Short Term Patent issued.

July 3, 2013: Reported issuance of Patent to client.

July 11, 2013: Sent original Certificate and Publication to client.

March 11, 2021: Patent expires.

DEADLINE:

March 11, 2017: Renewal fee due.

1603-CN-U

VAGINAL REMODELING DEVICE WITH ELECTRODE FINGER HOLDER

(一种具有电极手指套的修复女性阴道组织的治疗器), Chinese Utility Model Application No. 201220099605.7, Filed March 16, 2012

Inventors:

Jerome JACKSON; Steven Marc LOPEZ; Ian F. SMITH; Srihari YAMANOOR

STATUS: PATENTED

January 08, 2013: Notice of Grant issued.

April 10, 2013: Patent Certificate issued.

March 13, 2014: Reminded client on Annuity.

March 16, 2022: Patent expires.

DEADLINE:

March 16, 2015: Annuity due.

1603-HK

VAGINAL REMODELING DEVICE WITH ELECTRODE FINGER HOLDER

(一种具有电极手指套的修复女性阴道组织的治疗器), Hong Kong Short-term Patent App’l No. 13102975.0, filed March 11, 2013, which claims the priority of Chinese Utility Model App’l No. 201220099605.7, filed March 16, 2012

Inventors:

Jerome JACKSON; Steven Marc LOPEZ; Ian F. SMITH; Srihari YAMANOOR

STATUS: PATENTED

May 31, 2013: Notice of Publication of the Short-term Patent issued; Reported to client.

June 28, 2013: Patent published; Certificate of Grant of Short Term Patent issued. July 3, 2013: Reported issuance of Patent to client.

July 11, 2013: Sent original Certificate and Publication to client.

March 11, 2021: Patent expires.

DEADLINE:

March 11, 2017: Renewal fee due.

1604-CN-U

VAGINAL REMODELING DEVICE WITH TEMPERATURE SENSOR (一种具有温度感应器的修复女性阴道组织的治疗器), Chinese Utility Model Application No. 201220099618.4, Filed March 16, 2012

Inventors:

Jerome JACKSON; Steven Marc LOPEZ; Ian F. SMITH; Srihari YAMANOOR

STATUS: PATENTED

October 17, 2012: Notice of Grant issued.

December 28, 2012: Registration and Annuity Fees Paid.

February 13, 2012: Patent Certificate issued.

March 13, 2014: Reminded client on Annuity.

March 16, 2022: Patent expires.

DEADLINE:

March 16, 2015: Annuity.

1604-HK

VAGINAL REMODELING DEVICE WITH TEMPERATURE SENSOR (一种具有温度感应器的修复女性阴道组织的治疗器), Hong Kong Short-term Patent App’l No. 13102974.1, filed March 11, 2013, which claims the priority of Chinese Utility Model App’l No. 201220099618.4, filed March 16, 2012

Inventors:

Jerome JACKSON; Steven Marc LOPEZ; Ian F. SMITH; Srihari YAMANOOR

STATUS: PATENTED

May 31, 2013: Notice of Publication of the Short-term Patent issued; Reported to client.

June 28, 2013: Patent published; Certificate of Grant of Short Term Patent issued. July 3, 2013: Reported issuance of Patent to client.

July 11, 2013: Sent original Certificate and Publication to client.

March 11, 2021: Patent expires.

DEADLINE:

March 11, 2017: Renewal fee due.

1607-CN-U

VAGINAL REMODELING DEVICE WITH DIRECTIONAL SENSORS(一种裝有方向感应器的修复阴道组织的治疗器), Chinese Utility Model Application No. 201220099620.1, Filed March 16, 2012

Inventors:

Jerome JACKSON; Steven Marc LOPEZ; Ian F. SMITH; Srihari YAMANOOR

STATUS: PATENTED

October 31, 2012: Notice of Grant issued.

February 27, 2013: Patent Certificate issued.

March 13, 2014: Reminded client on Annuity.

March 16, 2022: Patent expires.

DEADLINE:

March 16, 2015: Annuity.

1607-HK

VAGINAL REMODELING DEVICE WITH DIRECTIONAL SENSORS(一种裝有方向感应器的修复阴道组织的治疗器), Hong Kong Short-term Patent App’l No. 13102973.2, filed March 11, 2013, which claims the priority of Chinese Utility Model App’l No. 201220099620.1, filed March 16, 2012

Inventors:

Jerome JACKSON; Steven Marc LOPEZ; Ian F. SMITH; Srihari YAMANOOR

STATUS: PATENTED

May 31, 2013: Notice of Publication of the Short-term Patent issued; Reported to client.

June 28, 2013: Patent published; Certificate of Grant of Short Term Patent issued. July 3, 2013: Reported issuance of Patent to client.

July 11, 2013: Sent original Certificate and Publication to client.

March 11, 2021: Patent expires.

DEADLINE:

March 11, 2017: Renewal fee due.

1608-CN-U

VAGINAL REMODELING DEVICE AND SYSTEM WITH DEPTH MARKERS (一种具有深度标记的修改阴道组织的仪器和系统), Chinese Utility Model Application No. 201220099634.3, Filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PATENTED

December 04, 2012: Notice of Grant issued.

March 20, 2013: Patent Certificate issued.

March 13, 2014: Reminded client on Annuity.

March 16, 2022: Patent expires.

DEADLINE:

March 16, 2015: Annuity due.

1608-HK

VAGINAL REMODELING DEVICE AND SYSTEM WITH DEPTH MARKERS (一种具有深度标记的修改阴道组织的仪器和系统), Hong Kong Short-term Patent App’l No. 13102972.3, filed March 11, 2013, which claims the priority of Chinese Utility Model App’l No. 201220099634.3, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PATENTED

May 31, 2013: Notice of Publication of the Short-term Patent issued; Reported to client.

June 28, 2013: Patent published; Certificate of Grant of Short Term Patent issued. July 3, 2013: Reported issuance of Patent to client.

July 11, 2013: Sent original Certificate and Publication to client.

March 11, 2021: Patent expires.

DEADLINE:

March 11, 2017: Renewal fee due.

1611-CN

VAGINAL REMODELING DEVICE (一种修复女性阴道组织的治疗器), Chinese Application No. 201210069908.9, Filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PENDING

December 16, 2011: Combining subject matters from 1602-CN and 1608-CN.

March 13, 2012: Draft application sent to client for approval.

March 14, 2012: Client comments on figures.

March 15, 2012: Revised figures sent to client for approval.

March 20, 2012: Reported filing of application.

September 18, 2013: Application published.

September 25, 2013: Notice of Publication issued; Request for Examination filed.

October 08, 2013: Notice of Entry into Substantive Examination issued.

October 29, 2013: Reported Notice of Publication and Notice of Entry into Substantive Examination to client.

October 31, 2013: Client instructed not to file amendment.

March 12, 2014: Client confirmed not to file HK standard application based on this application.

Waiting for Office Action

1612-CN

VAGINAL REMODELING DEVICE WITH TEMPERATURE SENSORS OR DEPTH MARKERS (一种具有温度感应器或深度标记的修复阴道组织的治疗器), Chinese Application No. 201210069910.6, Filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PENDING

December 16, 2011: Combining subject matters from 1604-CN and 1608-CN.

March 13, 2012: Draft application sent to client for approval.

March 14, 2012: Client approved.

March 20, 2012: Reported filing of application.

September 18, 2013: Application published.

September 25, 2013: Notice of Publication issued; Request for Examination filed.

September 30, 2013: Notice of Entry into Substantive Examination issued.

October 29, 2013: Reported Notice of Publication and Notice of Entry into Substantive Examination to client.

November 04, 2013: Voluntary Amendment on Specification and Claims filed.

November 05, 2013: Reported filed Voluntary Amendment to client.

March 12, 2014: Client confirmed not to file HK standard application based on this application.

September 04, 2014: Office Action issued.

DEADLINES:

January 19, 2015: File Response to Office Action

March 19, 2015 (abs): File Response to Office Action

1613-CN

VAGINAL REMODELING DEVICE WITH DIRECTIONAL SENSORS OR DEPTH MARKERS (一种具有方向感应器或深度标记的修复阴道组织的治疗器), Chinese Application No. 201210069909.3, Filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PENDING

December 16, 2011: Combining subject matters from 1607-CN and 1608-CN.

March 13, 2012: Draft application sent to client for approval.

March 14, 2012: Client comments on figures.

March 15, 2012: Revised figures sent to client for approval.

March 20, 2012: Reported filing of application.

September 18, 2013: Application published.

September 25, 2013: Notice of Publication issued; Request for Examination filed.

October 09, 2013: Reported Notice of Publication and Notice of Entry into Substantive Examination to client.

November 04, 2013: Voluntary Amendment on Specification and Claims filed.

November 05, 2013: Reported filed Voluntary Amendment to client.

March 12, 2014: Client confirmed not to file HK standard application based on this application.

August 26, 2014: Office Action issued.

September 03, 2014: Reported Office Action to client.

DEADLINES:

January 10, 2015: File Response to Office Action

March 10, 2015 (absolute): File Response to Office Action

1614-CN

VAGINAL REMODELING DEVICE (一种修复女性阴道组织的治疗器), Chinese Application No. 201210069906.X, Filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PENDING

December 16, 2011: Combining subject matters from 1602-CN, 1603-CN, 1604-CN, 1607-CN and 1608-CN.

March 13, 2012: Draft application sent to client for approval.

March 14, 2012: Client comments on figures.

March 15, 2012: Revised figures sent to client for approval.

March 21, 2012: Reported filing of application.

September 18, 2013: Application published.

September 25, 2013: Notice of Publication issued; Request for Examination filed.

September 30, 2013: Reported Notice of Publication and Notice of Entry into Substantive Examination to client.

October 31, 2013: Client instructed not to file amendment.

March 12, 2014: Client instructed to file HK standard application based on this application.

September 04, 2014: Office Action issued.

DEADLINES:

January 10, 2015: File Response to Office Action

March 10, 2015 (absolute): File Response to Office Action

1614-CN-HK

VAGINAL REMODELING DEVICE (一种修复女性阴道组织的治疗器), HK Application No. 14102600.2, filed March 15, 2014, corresponding to Chinese Application No. 201210069906.X, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PENDING

March 12, 2014: Client instructed to file HK standard application based on 1614-CN.

March 15, 2014: Request to Record a Designated Patent (Stage 1 application) filed.

March 17, 2014: Reported to client on filed application.

April 25, 2014: Accorded Filing Date Notification Letter issued and reported to client.

May 16, 2014: Notification of Publication of the Request to Record issued

May 19, 2014: Reported Notification of Publication of the Request to Record.

June 13, 2014: Request to Record published.

June 17, 2014: Reported publication of Request to Record.

File Request for Registration and Grant (Stage 2 application) once the Chinese application is granted

1614-CN-U

VAGINAL REMODELING DEVICE (一种修复女性阴道组织的治疗器), Chinese Utility Model Application No. 201220099648.5, Filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PATENTED

December 24, 2012: Notice of Grant issued.

April 10, 2013: Patent Certificate issued.

March 13, 2014: Reminded client on Annuity.

March 16, 2022: Patent expires.

DEADLINE:

March 16, 2015: Annuity due.

1614-HK

VAGINAL REMODELING DEVICE (一种修复女性阴道组织的治疗器), Hong Kong Short-term Patent App’l No. 13102971.4, filed March 11, 2013, which claims the priority of Chinese Utility Model App’l No. 201220099648.5, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PATENETD

May 31, 2013: Notice of Publication of the Short-term Patent issued; Reported to client.

June 28, 2013: Patent published; Certificate of Grant of Short Term Patent issued. July 3, 2013: Reported issuance of Patent to client.

July 11, 2013: Sent original Certificate and Publication to client.

March 11, 2021: Patent expires.

DEADLINE:

March 11, 2017: Renewal fee due.

1614-A-PCT

VAGINAL REMODELING DEVICE AND METHOD, International App’l No. PCT/US13/32066, filed March 15, 2013, claiming priority of Chinese Application No. 201210069906.X, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PENDING

March 15, 2013: Application filed.

April 8, 2013: Client agreed to postpone entry into Luxembourg until the EP case is allowed and to file application in UK, France, Germany and Italy.

April 11, 2013: Client sent prioritizations on countries for 1614 application: US, Europe, China, Hong Kong, Japan, Canada, Brazil, Mexico, Australia, India, South Korea, Singapore and Luxembourg.

April 12, 2013: Reported receipt of PCT Notifications of International Application Number and of the International Filing Date, Concerning Payment of Prescribed Fees, Receipt of Search Copy, and Invitation to Correct Defects in the International Application.

April 29, 2013: Priority document received by WIPO.

April 30, 2013: Reported receipt of PCT Notification of Date of Receipt of Priority Document or of Priority Application Number; Client informed application is not entering China.

May 22, 2013: Communication to Invitation to Correct Defects filed.

May 28, 2013: Receipt of PCT Notices of Receipt of Record Copy and Priority Document.

June 06, 2013: Receipt of PCT Notification of Transmittal of The International Search Report and The Written Opinion, International Search Report (ISR) and Written Opinion (WO).

June 15, 2013: Client inquired about protection in Russia and considered to begin prosecution within the next few months.

August 02, 2013: Client confirmed not filing Amendment under Article 19.

September 19, 2013: Notification Concerning Availability of the Publication of the International Application issued; Application published.

October 14, 2013: Client sent updated list of prioritized countries and request quotation and informed will make final decision by June 16, 2014.

October 17, 2013: PCT First Notice issued.

October 22, 2013: Reported issuance of PCT First Notice to client.

November 01, 2013: Sent options and cost for filing application in Saudi Arabia; Client would give further instructions.

June 16, 2014: Reminded client on national stage entry.

July 10, 2014: Informal Comments to Written Opinion filed with WIPO; Reported filed Informal Comments to client; Discussed with client on national entry.

July 11, 2014: PCT Communication issued acknowledging receipt of Informal Comments.

July 14, 2014: Reported PCT Communication to client.

July 22, 2014: Client confirmed entering Europe, Japan, Canada, Brazil, Mexico, India, South Korea and Singapore.

July 23, 2014: Client considered entering Russia, Australian or New Zealand after the 31-month deadline in view of financial status.

August 28, 2014: Informed client that Canadian entry can be extended to September 16, 2015 with fee, but Mexican entry cannot be extended.

August 29, 2014: Client instructed to postpone Canadian entry to September 16, 2015.

September 11, 2014: Client confirmed not to file any Australian or New Zealand applications.

DEADLINES:

PCT National or Regional Phase Entry

October 16, 2014: 31 months after earliest priority date

Countries/Regions Considered (as of 10/14/2013):

Tier 1: US (1614-A-US), Europe, Japan, Canada, China/HK (1614-CN, 1614-CN-HK, 1614-CN-U, 1614-HK)

Tier 2: Brazil, Mexico, Australia, India, South Korea

Tier 3: Singapore, Taiwan (1614-A-TW), Russia, New Zealand, Saudi Arabia, UAE, Israel

Tier 4: All other markets

Per August 29, 2014 email, client may file Canadian application by September 16, 2015.

1614-A-PCT-BR

VAGINAL REMODELING DEVICE AND METHOD, Brazilian Application No. 1120140228663, filed September 16, 2014, National Stage of International App’l No. PCT/US13/32066, filed March 15, 2013, claiming priority of Chinese Application No. 201210069906.X, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PENDING

September 16, 2014: Application filed in Portuguese.

DEADLINES:

November 15, 2014: File Power of Attorney (original not required).

March 15, 2016: File Request for Examination and Voluntary Amendment.

June 15, 2015: Annuity Due.

1614-A-PCT-CA

VAGINAL REMODELING DEVICE AND METHOD, Canadian National Stage of International App’l No. PCT/US13/32066, filed March 15, 2013, claiming priority of Chinese Application No. 201210069906.X, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: TO BE FILED

August 29, 2014: Client instructed to postpone Canadian entry to September 16, 2015.

DEADLINES:

September 16, 2015: Absolute deadline to enter Canada (with late entry fee).

Need to remind client by June 16, 2015 on filing application.

1614-A-PCT-EP

VAGINAL REMODELING DEVICE AND METHOD, European Application No. XXX, filed XXX, 2014, National Stage of International App’l No. PCT/US13/32066, filed March 15, 2013, claiming priority of Chinese Application No. 201210069906.X, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: TO BE FILED July 22, 2014: Client confirmed filing European application. DEADLINES: October 16, 2014: Absolute deadline to enter Europe.

1614-A-PCT-IN

VAGINAL REMODELING DEVICE AND METHOD, Indian Application No. XXX, filed XXX, 2014, National Stage of International App’l No. PCT/US13/32066, filed March 15, 2013, claiming priority of Chinese Application No. 201210069906.X, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: TO BE FILED July 22, 2014: Client confirmed filing Indian application. DEADLINES: October 16, 2014: Absolute deadline to enter India.

1614-A-PCT-JP

VAGINAL REMODELING DEVICE AND METHOD, Japanese Application No. Not yet known, filed September 16, 2014, National Stage of International App’l No. PCT/US13/32066, filed March 15, 2013, claiming priority of Chinese Application No. 201210069906.X, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PENDING

September 16, 2014: Application filed in English; Petition for a 2-month extension for Japanese translation filed; Reported filed application to client.

DEADLINES:

November 16, 2014: File Japanese translation of application.

March 15, 2016: File Request for Examination and Voluntary Amendment.

File Power of Attorney (original required).

1614-A-PCT-KR

VAGINAL REMODELING DEVICE AND METHOD, Korean Application No. XXX, filed XXX, 2014, National Stage of International App’l No. PCT/US13/32066, filed March 15, 2013, claiming priority of Chinese Application No. 201210069906.X, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: TO BE FILED July 22, 2014: Client confirmed filing Korean application. DEADLINES: October 16, 2014: Absolute deadline to enter Korea.

1614-A-PCT-MX

VAGINAL REMODELING DEVICE AND METHOD, Mexican Application No. MX/A/2014/011097, filed September 15, 2014, National Stage of International App’l No. PCT/US13/32066, filed March 15, 2013, claiming priority of Chinese Application No. 201210069906.X, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PENDING

September 10, 2014: Client confirmed small entity status of Viveve.

September 15, 2014: Application filed in English.

DEADLINES:

November 16, 2014: File Spanish translation of application.

Need to instruct FA by October 16, 2014 to translate application.

File Power of Attorney (original required).

1614-A-PCT-SG

VAGINAL REMODELING DEVICE AND METHOD, Singapore Application No. 11201405630T, filed September 11, 2014, National Stage of International App’l No. PCT/US13/32066, filed March 15, 2013, claiming priority of Chinese Application No. 201210069906.X, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PENDING

September 11, 2014: Application filed.

September 19, 2014: Reported filed application to client.

DEADLINES:

March 16, 2015 (36-month): File Request for Examination.

March 16, 2015 (36-month): File Request for Combined Search and Examination.

September 16, 2016 (54-month): File Request for Supplementary Examination based on Prescribed Information. *

* File when there is any positive Search and Examination result, or a granted patent from any of the prescribed countries**. Must be filed before issuance of an Examination Report, if a Request for Examination or Request for Combined Search and Examination has been filed.

** Prescribed Countries are Australia, Canada, Europe, Japan, New Zealand, Republic of Korea, United Kingdom and United States of America.

1614-A-TW

VAGINAL REMODELING DEVICE AND METHOD, Taiwanese App’l No. 102109033, filed March 14, 2013, claiming priority of Chinese Application No. 201210069906.X, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PENDING

March 12, 2013: Client sent executed POA.

March 14, 2013: Application filed with English Specification and Figures.

March 18, 2013: Reported application filed.

March 27, 2013: Sent revised Chinese Specification and Figures to Foreign Associate.

April 15, 2013: Sent Priority document to Foreign Associate.

May 28, 2013: Priority document and Chinese Specification and Figures filed.

May 30, 2013: Reported filed Priority document, Chinese specification and Figure.

September 23, 2013: Foreign Associate informed application will be published on October 01, 2013.

October 01, 2013: Application laid-open.

October 14, 2013: Request to correct inventor name filed.

October 15, 2013: Client wanted to add “and/or exhaust” into the specification.

October 22, 2013: Request to correct inventor name allowed.

October 28, 2013: Reported Correction of inventor name to client.

October 31, 2013: Client would give instruction on filing Voluntary Amendment in early 2014.

DEADLINE:

March 14, 2016: Filing Request for Substantive Examination and Voluntary Amendment.

1614-A-US

VAGINAL REMODELING DEVICE AND METHOD, U.S. Serial No. 13/835,748, filed March 15, 2013, claiming priority of Chinese Application No. 201210069906.X, filed March 16, 2012

Inventors:

Donald I. GALEN; Jerome JACKSON; Steven Marc LOPEZ; Russell MEIROSE; Ian F. SMITH; Srihari YAMANOOR

STATUS: PENDING

March 11, 2013: Sent client draft and formal papers to be filed

March 12, 2013: Client sent executed POA.

March 14, 2013: Client sent executed Declaration from five inventors.

March 15, 2013: Application and Preliminary amendment filed.

March 18, 2013: Reported application filed.

March 20, 2013: Client sent IDS checklist and relevant materials.

March 29, 2013: Client sent Declaration from Dr. Galen.

May 17, 2013: Reported filed Response to Notice to File Corrected Application Papers and Declaration from Dr. Galen.

May 22, 2013: Reported receipt of Filing Receipt and Notice of Acceptance of Power of Attorney;

May 29, 2013: Reported receipt of updated Filing Receipt.

July 17, 2013: IDS filed.

July 18, 2013: Reported filing of IDS.

September 19, 2013: Notice of Publication of Application issued; Application published as US 2013/0245728.

September 23, 2013: Reported published application to client.

September 19, 2014: Sent IDS to client for review.

Waiting for action from USPTO

Other Ideas	SELF-ALIGNING TIP

October 07, 2011: Client sent idea in e-mail.

November 29, 2011: S. Lopez Update – “Viveve will not pursue this invention filing. Per previous discussion with K. Pope, idea incorporating ratcheting tip clocking mechanism deemed too expensive to manufacture against COGS target.”

	FLOATING HAND PIECE CABLE	October 07, 2011: Client sent idea in e-mail. November 09, 2011: Not to be pursued.

VISUAL LOCATOR MARKING ON HAND PIECE

October 07, 2011: Client sent idea in e-mail.

November 29, 2011: S. Lopez Update – “Visual markers incorporated into disposable treatment tip instead of hand piece. Embodiments for depth markers already submitted by Viveve under docket number 1608-CN.”

TREATMENT TIP SOFTWARE

October 04, 2011: Client sent idea in e-mail.

November 29, 2011: S. Lopez Update – “Viveve will not pursue this invention filing in China. Per previous discussion with K. Pope, idea is likely considered a method and cannot be patented in China. Also, idea would provide too much confidential detail on how Viveve’s software operates the Viveve tip.”

MANUFACTURING INSPECTION PROCESS TO CHECK TREATMENT TIP

October 04, 2011: Client sent idea in e-mail.

November 29, 2011: S. Lopez Update – “Viveve will not pursue this invention filing in China. Per previous discussion with K. Pope, idea is a method and cannot be patented in China. Per K. Pope, may later elect to file method invention in the USA.”

DIRECTIONAL SENSOR TO CONTROL CRYOGEN FLOW

September 20, 2011: Client sent idea in e-mail.

November 29, 2011: S. Lopez Update – “Cryogen flow control using directional sensors already documented under summary submitted by Viveve for docket number 1607-CN.”

MULTIPLE ELECTRODE CIRCUITS

September 20, 2011: Client sent idea in e-mail.

November 29, 2011: S. Lopez Update – “Multiple electrode circuit embodiment already documented in distributed electrode design (conical, round, etc) under docket numbers 1602-CN and 1603-CN. Updated sketches for docket number 1603-CN due from Stellartech on 11-30-11.”

United States of America

WIPO

Goods

Goods	Training and teaching in the field of gynecological medical devices, namely, training and teaching in the use and operation of medical devices for gynecological procedures, and printed materials and electronic media in connection therewith.
Class	44
Goods	Medical non-surgical services using radio-frequency energy medical devices for gynecologic use.

Page 6 of 6

Training and teaching in the field of gynecological medical devices, namely, training and teaching in the use and operation of

Class	0
Goods	Class 41 Deleted: Training and teaching in the field of gynecological medical devices, namely, training and teaching in the use and operation of medical devices for gynecological procedures, and distributing course materials in connection with the aforesaid services
Class	0
Goods	Class 44 Deleted: Medical non-surgical services using radio-frequency energy medical devices for gynecologic use
Class	10
Goods	Medical devices, namely, radio-frequency generator with hand piece and single use tip for gynecological use to restore vaginal tissue, and parts and fittings therefor

Class	10
Goods	Medical devices, namely, radio-frequency generator with hand piece and single use tip for gynecological use to restore vaginal tissue, and parts and fittings therefor.
Class	41
Goods	Training and teaching in the field of gynecological medical devices, namely, training and teaching in the use and operation of medical devices for gynecological procedures, and printed materials and electronic media in connection therewith.
Class	44
Goods	Medical non-surgical services using radio-frequency energy medical devices for gynecologic use.

medical devices for gynecological procedures, and printed materials and electronic media in connection therewith.

United States

Viveve, Inc.

VIVEVE Sep 24

2009 77833814

Registered of

America

Oct 9

7473-1 ***Oct 9 2012 4222217*** *Published E. Lynn Perry*

2022

Viveve, Inc. **VIVEVE** WIPO Nov 25 2009 1024357 Registered

Nov 25

7473-1INT ***Nov 25 2009 1024357*** *E. Lynn Perry*

110276212 v3

2019

TM Administrator - END OF REPORT IPPO WebTMS: printed Sep 22 2014 8:20

https://www.tmsoftwaresolutions.com/tmwebsetvices /trademarks/reports/rptTM.asp?Field...
9/22/2014

110276212 v3

SCHEDULE 5.5

NAME

The Company was incorporated under the name TiVaMed, Inc. on September 21, 2005 and used that name until October 14, 2009.

SCHEDULE 5.6

LITIGATION

None

SCHEDULE 5.12

INBOUND LICENSES

Intellectual Property Assignment and License Agreement dated February 10, 2006 between TiVaMed, Inc. and Edward Knowlton

Development and Manufacturing Agreement dated June 12, 2006 between TiVaMed, Inc. and Stellartech Research Corporation

SCHEDULE 6.7(a)

REVENUE

This schedule will be provided by July 31, 2015 in form acceptable to Bank.

CORPORATE RESOLUTION

The undersigned duly elected and qualified [Assistant] Secretary of VIVEVE, INC. (the “Company”) do hereby certify that the following is a true and correct copy of certain resolutions adopted by the Company’s Board of Directors in accordance with applicable law and the Company’s bylaws, and that such resolutions are now unmodified and in full force and effect:

BE IT RESOLVED, that:

1)

Any one (1) of the following, duly elected officers of the Company (each, an “Authorized Officer”) whose genuine original signature appears next to his or her name is authorized to act for, on behalf of, and in the name of the Company in connection with the resolutions below:

Title	Name	Authorized Signature

2)	Any Authorized Officer may:

a)

Borrow money from time to time from Square 1 Bank (the “Bank”), and may negotiate and procure loans, letters of credit, foreign exchange contracts and other financial accommodations from Bank, including without limitation, that certain Loan and Security Agreement dated as of September 30, 2014, and also to execute and deliver to Bank one or more renewals, extensions, or modifications thereof;

b)

Give security for any liabilities of the Company to Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Company;

c)

Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Company, whether or not registered in the name of the Company;

d)	Discount with the Bank, commercial or other business paper belonging to the Company made or drawn by or upon third parties, without limit as to amount;

e)	Authorize and direct the Bank to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign;

f)	Issue a warrant or warrants to purchase the Company’s capital stock;

g)

Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Company’s property and assets;

3)

The Authorized Officers may designate additional or alternate individuals as being authorized to request loan advances, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as he or she may in his or her discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

4)

Any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, and the authority conferred herein may be exercised singly by any such officer, and these resolutions shall continue in full force and effect until written notice of modification or revocation is received and accepted by Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions). Bank may rely upon any form of notice, which it in good faith believes to be genuine or what it purports to be.

5)

The Resolutions are in full force and effect as of the date of this Certificate and are intended to replace, as of this date, any Resolutions previously given by the Company to Bank in connection with the matters described herein; these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, revoked or modified; neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Company or of any agreement, indenture or other instrument to which the Company is a party or by which it is bound; and to the extent the articles of incorporation or bylaws of the Company or any agreement, indenture or other instrument to which the Company is a party or by which it is bound require the vote or consent of shareholders of the Company to authorize any act, matter or thing described in the foregoing Resolutions, such vote or consent has been obtained.

In Witness Whereof, I have affixed my name as [Assistant] Secretary and have caused the corporate seal (where available) of said Company to be affixed on September 30, 2014.

[Assistant] Secretary*

*If the certifying officer is designated as the only signer in these resolutions then another corporate officer must also sign.

Name:
Title:

USA PATRIOT ACT
NOTICE
OF
CUSTOMER IDENTIFICATION

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

WHAT THIS MEANS FOR YOU: when you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

SQUARE 1 BANK
AUTOMATIC DEBIT AUTHORIZATION
Member FDIC

To: Square 1 Bank

Re: Loan # ___________________________________

You are hereby authorized and instructed to charge account No. _________________________ in the name of VIVEVE, INC.
for facility fees, principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

☒ Debit the Facility Fee as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

☒ Debit each interest payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

☒ Debit each principal payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

☒ Debit each payment for Bank Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

Borrower Signature /s/Scott Durbin	Date

September 30, 2014

CLIENT MARKETING AUTHORIZATION

We are excited to have you as a Square 1 Bank client and want to spread the word about your success!

From press releases to mentions on social media sites, and all points in between, Square 1’s marketing and communications team is constantly seeking new opportunities to promote our clients and to connect them to prospects, existing customers, and the larger entrepreneurial/venture capital community.

If you complete the authorization below and return it to us, you are authorizing us to reference and/or include your company as part of our marketing and advertising efforts without further review or advance approval by you. Please select all areas that you approve.

☐	All items listed below
☐	List company as a Square 1 Bank customer on social media sites, including Twitter, LinkedIn, Facebook, Square 1 Bank corporate blog, or any other social media site
☐	Press release including your company as a Square 1 Bank client (to include company name and description only; may appear alongside other clients)
☐

Press release including your company as a Square 1 Bank client (general press release not focused on your company, but referring to your company as a client, and including your company’s name, description, and editorial comments; may appear alongside other clients)

☐	Provide quote for inclusion in a Square 1 Bank press release
☐	Use of company name and logo in Square 1 Bank marketing materials including corporate marketing collateral, website, social media sites, and other advertising campaigns
☐	Provide quotes for inclusion in Square 1 Bank marketing materials including corporate marketing collateral, website, social media sites, and other advertising campaigns
☐	Customer case study/application brief (success story to be posted on website, included in press kits and/or pitched to publications as potential articles)
☐	Willing to participate in a video testimonial highlighting your banking relationship and experiences with Square 1 Bank
☐	Other (please describe): ______________________________________________________

If you have questions, please contact your Square 1 banker, or our Marketing + Communications department at marketing@square1bank.com.

Please acknowledge your authorization by signing below:

Company Name:	VIVEVE, INC.
Authorized Signer:	/s/ Scott Durbin
Name:	Scott Durbin
Title:	CFO
Date:	September 30, 2014